PROGRAMMING SERVICES AGREEMENT

THIS AGREEMENT made, entered into and effective as of January 1, 2006 (the “Effective Date”).

BY AND BETWEEN:

First Source Data Inc. a company duly incorporated under the laws of the State of Nevada (the "Company")

AND:

Lenka Gazova of Vajanskeho Nabrezie 15, Bratislava, 81102, Slovakia (the "Service Provider")

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each party), the parties agree as follows:

ARTICLE 1: SERVICES, FEES AND PAYMENT

1.1. The Company engages the Service Provider as an independent contractor to provide services described in Schedule ‘A’ attached hereto for 12 months from the Effective Date (the “Services”), and the Service Provider agrees to perform such Services.

1.2. In consideration of the full performance of the Services, the Company shall deliver one of the following to the Service Provider by January 31, 2007, representing fair value of US$1,600 per month for 12 months of Services performed (the “Fees”)

a) US$19,200 in cash;

b) A number of shares in the common capital stock of the Company, without registration rights and incorporating such restrictive legends as are required by the Company to comply with all applicable laws, equal to US$19,200 divided by the weighted average trading price of the Company’s common shares posted on any stock quotation or listing service for the 10-day period prior to the date of payment (or, if the trading price of the Company’s common shares is not at that time posted on any quotation or listing service, the weighted average price applied to the three most recent issuances of the Company’s common shares).

c) Some combination of a) and b) above that will yield a market value of US$19,200 based on the foregoing valuation methodology.

Programming Services Agreement

The choice of the form in which payment of the Fees shall be made shall be solely that of the Company.

ARTICLE 2: TERM AND TERMINATION

2.1. The term of this Agreement shall commence on the date set forth on the Effective Date and, unless otherwise terminated pursuant to Article 2.2, shall terminate when all obligations of the parties set out hereunder have been performed (the “Term”):

2.2. Notwithstanding any other provision of this Agreement, if:

(a) the Service Provider fails to comply with any provision of this Agreement; or

(b) any representation or warranty made by the Service Provider in this Agreement is untrue or incorrect; or

(c) the Service Provider breaches any covenant in this Agreement,

then, and in addition, to any other remedy or remedies available to the Company, the Company may, at its sole discretion and option, terminate this Agreement immediately upon written notice of termination to the Service Provider, and if such option is exercised, the Company will not be under any further obligation to the Service Provider except to pay to the Service Provider such fees and expenses as the Service Provider may be entitled to receive for Services provided to the date this Agreement is so terminated.

2.3. Notwithstanding any other provisions of this Agreement, the provisions of Articles 4, 5, and 6 of this Agreement and all obligations of each party that have accrued before the effective date of termination of this Agreement that are of a continuing nature will survive termination or expiration of this Agreement.

ARTICLE 3: INDEPENDENT CONTRACTOR

3.1. The Service Provider will be an independent contractor and not the servant, employee or agent of the Company, it being recognized, however, that to the extent the provisions of this Agreement result in the creation of an agency relationship to allow the Service Provider to perform certain of the Services on behalf of the Company, then the Service Provider will, in that context, be the agent of the Company, as the case may be.

3.2. The Company may, from time to time, give such instructions to the Service Provider as it considers necessary in connection with the nature of the Services that the Service Provider is required to provide, which instructions the Service Provider will follow, but the Service Provider

Programming Services Agreement

will not be subject to the control of the Company in respect to the manner in which such instructions are carried out.

3.3. Subject to compliance with the provisions of this Agreement, the Service Provider may, at any time or times during the Term, carry on the business of providing services to the general public either alone or in association or partnership with another or others, so long as such provision of services does not: create a conflict of interest with the interests of the Company; hinder the Service Provider from its commitment to providing the Services to the Company; or prevent the Service Provider from providing the Services in a timely and competent manner.

3.4. The Service Provider shall maintain, provide, and retain at its own expense entirely, such offices, facilities, and equipment as are necessary to perform the Services, but may, upon request of the Company, perform the Services at the Company’s premises or using the Company’s equipment. Unless express permission is given by the Company, the Service Provider shall not remove any of the Company’s equipment from the Company’s premises.

ARTICLE 4: OWNERSHIP OF WORK AND RETURN OF PROPERTY

4.1. All property including, but not limited to, files, manuals, equipment, securities, and monies of any and all customers of the Company related to the provision of the Services that are, from time to time, in the possession or control of the Service Provider will be, at all times, the exclusive property of the Company. The Service Provider shall forthwith deliver all aforesaid property to the Company on the earlier of:

(a) the termination of this Agreement;

(b) the completion by the Service Provider of the provision of the Services; and

(c) upon the request, at any time, by the Company.

4.2. The Service Provider agrees that upon termination of this Agreement, it shall at once deliver to the Company all books, manuals, reports, documents, records, effects, money, securities, whether in print or stored electronically, or other property belonging to the Company or for which the Company is liable to others which are in its possession, charge, control or custody.

4.3. The Service Provider hereby assigns to the Company its entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Service Provider or developed or acquired by her during the Term of this Agreement, which may pertain directly or indirectly to the business of the Company or any of its subsidiaries, parent company, or affiliates (the “Work Product”). The Service Provider agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Service Provider shall, upon the Company's request, execute, acknowledge and deliver to

Programming Services Agreement

the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries in connection with any component of the Work Product.

4.4. The Service Provider agrees to assign, on an ongoing basis throughout the Term of the Agreement, exclusively to the Company in perpetuity, all right, title and interest of any kind whatsoever, in and to the Work Product, including any and all copyrights thereto (and the exclusive right to register copyrights). Accordingly, all rights in and to the Work Product, including any materials derived therefrom or based thereon and regardless of whether any such Work Product is actually used by the Company, shall from its creation be owned exclusively by the Company, and the Service Provider will not have or claim to have any rights of any kind whatsoever in such Work Product. Without limiting the generality of the foregoing, Service Provider will not make any use of any of the Work Product in any manner whatsoever without the Company’s prior written consent, which may be withheld at the sole discretion of the Company.

ARTICLE 5: CONFIDENTIALITY

5.1. The Service Provider acknowledges and agrees that the Company has certain confidential information which is defined to include, but not limited to, knowledge of trade secrets whether patented or not, computer programs, research and development data, testing and evaluation plans, business plans, opportunities, forecasts, products, strategies, proposals, suppliers, sales, manuals, work programs, financial and marketing information, customer lists or names, and information regarding customers, contracts and accounts of the Company whether printed, stored electronically, or provided verbally (the “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include:

(a) information that has become generally available to the public other than as a result of a disclosure in breach of this Agreement;

(b) information that is lawfully received on a non-confidential basis by the Service Provider from a source other than the Company or any of its respective subsidiaries, parent company, affiliates, directors, officers, employees, agents, advisors or other representatives and such source is not prohibited from transmitting or disclosing the data or information by reason of any contractual, legal or fiduciary obligation; or

(c) information that the Service Provider must disclose pursuant to the requirements of law, provided that the Service Provider provides prompt written notice to the Company of such required disclosure so that the Company may seek a protective order or other appropriate remedy or waive compliance with the requirements of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company does not waive compliance with the requirements of this Agreement, the Service Provider agrees to furnish only that portion of the

Programming Services Agreement

information that it is advised by its legal counsel in writing that it is legally required to disclose and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

5.2. The Service Provider acknowledges and agrees that the Confidential Information developed or acquired by the Company is among the Company’s most valuable assets and its value may be destroyed by dissemination or unauthorized use.

5.3. The Service Provider agrees that it will treat as confidential and will not, without the prior written consent of a majority of the Company’s board of directors (excluding the Service Provider in the event that the Service Provider is a member of the board of directors), publish, release or disclose or permit to be published, released or disclosed, either before or after the termination of this Agreement, any Confidential Information other than for the Company’s purposes and benefit.

5.4. The Service Provider agrees that during the term of contract and for twelve (12) months thereafter, it shall not use, directly or indirectly, any Confidential Information for its own benefit or for the benefit of any person competing or endeavouring to compete with the Company.

ARTICLE 6: COMPANY’S REMEDIES AND ARBITRATION

6.1. The Service Provider agrees that compliance with this Agreement is absolutely necessary for the Company to protect its overall business and position in the marketplace and that a breach of the obligation of secrecy and confidentiality of information of the Company and the other covenants and agreements contained in this Agreement will result in irreparable and continuing damages to the Company for which there will be no adequate remedy at law. As a result and in the event of any breach of any such obligation, covenant or agreement, the Company shall be entitled to such injunctive and other relief as may be proper or as it may be entitled to for each and every instance of such breach from the Service Provider.

6.2. The Company may exercise these remedies at such times and in such order as it may choose, and such remedies shall be cumulative. In the event that the Company retains counsel in endeavouring to enforce this Agreement, it shall be entitled to recover, in addition to all other relief available, its related expenses and legal fees, on a solicitor and own client basis, as well as all applicable taxes paid and disbursements incurred from the Service Provider.

6.3. The parties each agree to make use of the facilities of the Province of Ontario Small Claims Court system in connection with any claim, dispute or other matter in questions arising out of or relating to this Agreement or to a breach or alleging breach thereof will, unless the party bringing forward the claim, dispute or other matter reasonably believes that it represents an amount exceeding $10,000 in the lawful currency of Canada, in which case it will be referred to arbitration to be conducted by a single arbitrator under and in accordance with the terms of the most current version of the Province of Ontario Arbitration Act, S.O. 1991, c. 17, applying the

Programming Services Agreement

law of Ontario and the laws of Canada applicable therein to any such arbitration, with the arbitrator’s decision to be final, conclusive and binding upon the parties. The parties agree that the dispute resolution procedures described in this Article 6.3 will be the sole and exclusive procedures for the resolution of any disputes which arise out of or are related to this Agreement.

ARTICLE 7: NOTICES

7.1. Any notice will be deemed delivered: (a) on the day of delivery in person; (b) one day after deposit with an overnight courier, fully prepaid; (c) on the date sent by facsimile transmission; (d) on the date sent by e-mail, if confirmed by registered mail (return receipt requested); or (e) six days after being sent by registered mail (return receipt requested).

7.2. Any notice permitted or required under the Agreement must be in writing and be sent to the following address, fax number or e-mail, or at such other reasonable address or fax number at which personal delivery may be effected of which a party may from time to time give notice:

(a) To the Company:

First Source Data Inc.

155 Dalhousie Street, Suite 1111

Toronto, Ontario

Canada  M5B 2P7

Attention:

President

(b) To the Service Provider:

Lenka Gazova

Vajskeho Nabrezie 15

Bratislava, 81102

Slovakia

7.3. Either party may, from time to time, advise the other party by notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified will, for the purposes of this Article, be conclusively deemed to be the address of the party giving such notice.

Programming Services Agreement

ARTICLE 8: GENERAL

8.1. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all matters herein, and there are no other agreements in connection with this subject matter except as specifically set forth or referred to in this Agreement. This Agreement supersedes any and all prior agreements and understandings relating to the subject matter. Both parties acknowledge that neither of the parties has been induced to enter into this Agreement by any representation or writing not incorporated into this Agreement.

8.2. Governing Law. This Agreement will in all respects be governed exclusively by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and will be treated in all respects as a Province of Ontario contract.

8.3. Severability. If any portion of this Agreement is declared invalid or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions herein, and such unenforceable portion shall be severed from the remainder of the Agreement.

8.4. Headings. The headings used in this Agreement are for the convenience of reference only and do not form part of or affect the interpretation of this Agreement.

8.5. Conflict. In the event that there is a conflict or inconsistency between the wording of any of this Agreement and any Schedule, the Schedule shall govern.

8.6. Statute. Any reference to a statute in this Agreement, whether or not that statute has been defined or cited, includes all regulations made under it, any amendments made to it and in force, and any statute passed in replacement of or in substitution for it.

8.7. The Company may assign this Agreement without the Service Provider’s consent. The Service Provider shall not, without the prior written consent of the Company, assign or transfer this Agreement, in whole or in part.

Programming Services Agreement

*    *    *    *    *

IN WITNESS WHEREOF the parties have duly executed this Agreement in the City of Toronto by signing below as of the date on the first page.

First Source Data Inc.

Lenka Gazova

/s/ Javed Mawji

/s/ Lenka Gazova

__________________________

__________________________

(Authorized signature)

Lenka Gazova

Name: Javed Mawji

Title: Chief Executive Officer

Programming Services Agreement

Schedule ‘A’

Services

The Service Provider is engaged to provide programming and related services as is required by the Company for a minimum of 20 hours per month in connection with the Company’s AdMeUp Network software system and according to specifications provided by the Company, which shall include:

1) designing programming architecture;

2) HTML programming of the front end;

3) building or integrating the software components for the back end (primarily in ColdFusion);

4) conducting testing at all stages to make sure the end product is reliable;

5) deploying the program and installing it on our servers; and

6) ongoing maintenance and troubleshooting of the software.

Programming Services Agreement